Exhibit 10.7

STOCK AWARD AGREEMENT UNDER THE

DFC GLOBAL CORP. 2007 EQUITY INCENTIVE PLAN

THIS STOCK AWARD AGREEMENT (this “Agreement”) is made as of (the “Effective Date”), between DFC Global Corp. (the “Company”) and (the “Grantee”).

WHEREAS, the Company maintains the DFC Global Corp. 2007 Equity Incentive Plan (the “Plan”) for the benefit of its key employees, directors and consultants who provide services to the Company; and

WHEREAS, the Plan permits the award of shares of the Company’s Common Stock (the “Common Stock”), subject to certain restrictions; and

WHEREAS, to compensate the Grantee for his service to the Company and to further align the Grantee’s personal financial interests with those of the Company’s stockholders, the Company wishes to award the Grantee a number of shares of Common Stock, subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1. Award of Stock. Pursuant to the Plan, the Company hereby awards the Grantee shares of Common Stock (the “Awarded Shares”), subject to certain restrictions and on the terms and conditions set forth in this Agreement and the Plan. The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein. Capitalized terms used but not defined herein will have the same meaning as defined in the Plan. Unless otherwise specified, section numbers refer to the sections of this Agreement.

2. Vesting of Awarded Shares. The Awarded Shares are subject to forfeiture to the Company until they become nonforfeitable in accordance with this Section 2.

(a) Vesting. On [ ] (each a “Vesting Date”), [            ] of the Awarded Shares will become nonforfeitable on each Vesting Date if the Grantee remains in continuous service to the Company (whether as an employee, consultant, independent contractor or any other capacity in which he provides services to the Company) through the applicable Vesting Date.

(b) All Unvested Shares Forfeited Upon Cessation of Service. Upon cessation of Grantee’s service with the Company for any reason or for no reason (and whether such cessation is initiated by the Company, the Grantee or otherwise): (i) any Awarded Shares that have not, on or prior to the effective date of such cessation, become nonforfeitable will immediately and automatically, without any action on the part of the Company, be forfeited, and (ii) the Grantee will have no further rights with respect to those shares.

(c) Service with Subsidiaries. Solely for purposes of this Agreement, service with the Company will be deemed to include service with any Subsidiary of the Company (for only so long as such entity remains a Subsidiary).

3. Escrow of Shares.

(a) Certificates evidencing the Awarded Shares issued under this Agreement will be held in escrow by the Secretary of the Company or his or her designee (the “Escrow Holder”) until such Awarded Shares cease to be subject to forfeiture in accordance with Section 2, at which time, the Escrow Holder will deliver such certificates representing the nonforfeitable Awarded Shares to the Grantee; provided, however, that no certificates for Awarded Shares will be delivered to the Grantee until appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Awarded Shares; and provided, further, that the Company may condition delivery of certificates for Awarded Shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws.

(b) If any of the Awarded Shares are forfeited by the Grantee under Section 2, upon request by the Company, the Escrow Holder will deliver the stock certificate(s) evidencing those Awarded Shares to the Company, which will then have the right to retain and transfer those Awarded Shares to its own name free and clear of any rights of the Grantee under this Agreement or otherwise.

4. Stock Splits, etc. If, while any of the Awarded Shares remain subject to forfeiture, there occurs any merger, consolidation, reorganization, reclassification, recapitalization, stock split, stock dividend, or other similar change in the Common Stock, then any and all new, substituted or additional securities or other consideration to which the Grantee is entitled by reason of the Grantee’s ownership of the Awarded Shares will be immediately subject to the escrow contemplated by Section 3, deposited with the Escrow Holder and will thereafter be included in the term “Awarded Shares” for all purposes of the Plan and this Agreement.

5. Rights of Grantee. The Grantee shall have the right to vote the Awarded Shares and to receive cash dividends or distributions with respect to the Awarded Shares; provided however, that any cash dividends or distributions paid on the Awarded Shares while those shares remain forfeitable will be paid in cash when, and if, the Awarded Shares giving rise to such dividends or distributions become nonforfeitable, and such dividends or distributions will be deposited with the Escrow Holder.

6. Tax Consequences. The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the vesting of the Awarded Shares. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

7. Share Legends. The following legend will be placed on the certificates evidencing all the Awarded Shares (in addition to any other legends that may be required to be placed on such certificates pursuant to the Plan, applicable law or otherwise):

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE DFC GLOBAL CORP. 2007 EQUITY INCENTIVE PLAN AND A STOCK AWARD AGREEMENT ENTERED INTO BETWEEN [ ] AND DFC GLOBAL CORP., WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN FORFEITURE CONDITIONS, TRANSFER RESTRICTIONS AND REPURCHASE RIGHTS. COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF DFC GLOBAL CORP. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

8. Representations and Warranties. By executing this Agreement, the Grantee hereby represents, warrants, covenants, acknowledges and/or agrees that:

(a) This Agreement, together with the Plan, constitutes the entire agreement between the Company and the Grantee regarding the grant of the Awarded Shares.

(b) The Company may modify this Agreement to bring it into compliance with any valid and mandatory government regulation. This Agreement may also be amended by the Company with the consent of the Grantee. Any such amendment shall be in writing and signed by the Company and the Grantee.

(c) The Company may from time to time impose any conditions on the Awarded Shares as it deems necessary or advisable to ensure that the Plan and this award satisfy the conditions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and that Awarded Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

(d) The Grantee agrees upon request execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(e) The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of the Plan as it presently exists, and as it may hereafter be amended, are deemed incorporated herein by reference, and in the event of any conflict between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall be deemed to supersede the provisions of this Agreement.

(f) Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(g) The grant of Awarded Shares hereunder will not confer upon the Grantee any right to continue in service with the Company or any of its Subsidiaries.

(h) This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware, without regard to the application of the principles of conflicts or choice of laws of Delaware or any other jurisdiction.

(i) This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

9. Clawback Policy. Notwithstanding any other provision of the Plan or this Agreement to the contrary, (a) any unvested Awarded Shares subject to this Agreement shall be subject to forfeiture, (b) this Agreement shall be subject to cancellation and rescission, and (c) any Awarded Shares received by the Grantee hereunder, and/or any amount received with respect to any sale of any such Awarded Shares, shall be subject to cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). The Grantee agrees and consents to the Company’s application, implementation and enforcement of (x) the Policy and (y) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy or applicable law without further consent or action being required by the Grantee. To the extent that the terms of this Agreement and the Policy conflict, then the terms of such Policy shall prevail.

IN WITNESS WHEREOF, the parties have duly executed this Stock Award Agreement on the [ ], day of [ ] 20[ ].

DFC GLOBAL CORP.

By:
Title:

GRANTEE